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                                                                       EXHIBIT 5


                          (DYKEMA GOSSETT LETTERHEAD)


                          Telecopier:  (313) 568-6915


                                  May 15, 1997


MCA Financial Corp.
23999 Northwestern Highway
Southfield, Michigan 48075

Dear Sirs:

     We have acted as counsel for MCA Financial Corp., a Michigan corporation (the "Company"), in connection with a Registration Statement on Form S-1 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission for registration under the Securities Act of 1993, as
amended, (the "Act") of up to $10,000,000 of     Subordinated Debentures due
June 1, 2003 (the "Debentures").

     We have examined and are familiar with the Company's Restated Articles of Incorporation, its Bylaws and the resolutions adopted by the Board of Directors of the Company relating to the authorization, issuance and sale of the Debentures. We have also examined a Certificate of Good Standing for the Company from the Department of Commerce of the State of Michigan and such laws and other documents as we deem necessary for purposes of the opinions expressed herein.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is an existing corporation in good standing under the laws of the State of Michigan; and

     2. Issuance of the Debentures by the Company has been authorized by all necessary corporate action, and when such Debentures have been duly delivered against payment therefor as contemplated by the Registration Statement, including the prospectus forming a part thereof relating to the Debentures, will be validly issued, fully paid and nonassessable and will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

     Our opinion is qualified to the extent that the validity, binding nature or enforceability of any of the terms referred to in this opinion may be subject to or affected by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating



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to or affecting the rights of creditors generally and general principles of equity which may limit the availability of equitable remedies whether considered in a court of law or equity.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

     We further consent to the use of our name in the Registration Statement under the caption "Legal Matters." In giving such consent, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required under Section 7 of the Act.


                                            Very truly yours,

                                            DYKEMA GOSSETT PLLC


                                            /s/ Dykema Gossett PLLC
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